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      EXHIBIT 10.18 - CREDIT AGREEMENT BETWEEN ULTIMATE ELECTRONICS, INC.
     AND NORWEST BANK COLORADO, NATIONAL ASSOCIATION AND NORWEST BUSINESS
                                CREDIT, INC.
                           DATED NOVEMBER 21, 1996

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                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is dated as of the 21st day of November, 1996, and is by and among ULTIMATE ELECTRONICS, INC., a Delaware corporation (the "Borrower"), NORWEST BANK COLORADO, NATIONAL ASSOCIATION (the "Lender") and NORWEST BUSINESS CREDIT, INC. as administrative agent for the Lender ("Administrative Agent").

                                    RECITALS

     The Borrower, the Lender and First Security National Bank of Utah, N.A. ("First Security") are parties to a Credit Agreement dated as of July 24, 1995, pursuant to which the Lender and First Security agreed to make loans and other financial accommodations available to the Borrower (the "Original Credit Agreement").

     The parties hereto and First Security have agreed to terminate the Original Credit Agreement and the Lender has agreed to redocument the credit facilities provided by the Original Credit Agreement in the name of the Lender with the Administrative Agent, First Security and, possibly, other lenders purchasing participations in the loans and other financial accommodations provided by the Lender.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 DEFINITIONS. The following terms, as used herein, shall have the following meanings:

          "Acceptable Facility" means a distribution facility or retail store
     (a) either (i) owned by the Borrower or (ii) leased by the Borrower subject to a lease acceptable to the Administrative Agent pursuant to which the landlord under such lease has executed a landlord's waiver acceptable to the Administrative Agent, and (b) identified in the Security Agreement as a location at which Inventory will be located or otherwise identified in writing by the Borrower to the Administrative Agent as a location at which Inventory will be located.

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          "Acceptable Inventory" means consumer electronics products held for sale, net of any unearned vendors' discounts (a) in which the Lender has a valid perfected first priority security interest, (b) which are located in an Acceptable Facility and (c) which are subject to no other lien, encumbrance or security interest. Without limiting the foregoing, the following shall not be Acceptable Inventory:

               (1)  Supplies and packaging inventory;

               (2) Inventory that is damaged, defective, obsolete or not currently saleable in the normal course of the Borrower's operations;

               (3) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof, including, without limitation, factory returns;

               (4) Inventory in an amount equal to the Borrower's invoice variance reserves;

               (5) Discontinued inventory in an amount in excess of 12% of total Inventory (determined after deducting unearned vendors' discounts);

               (6)  Free goods;

               (7) That portion of the Borrower's aggregate service and parts Inventory, and Inventory consisting of cellular phones, promotional items, custom items and third party warranties which, in the aggregate, exceeds 12% of total Inventory (determined after deducting unearned vendors' discounts); and

               (8) Inventory otherwise deemed ineligible by the Administrative Agent in its sole discretion; provided, however, that unless an Event of Default or event that with notice or the passage of time would constitute an Event of Default then exists, the Administrative Agent will give Borrower (20) days' notice of any change in the types or amount of Inventory which shall be Acceptable Inventory and shall base any such change on the Administrative Agent's good faith judgment as to the liquidiation value of such Inventory.

          "Accommodation Obligation" means as applied to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") or to hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Accommodation Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Accommodation Obligation is made


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     or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Administrative Agent.

          "Administrative Agent" means Norwest Business Credit, Inc. in its capacity as administrative agent for the Lender hereunder.

          "Advance" means an advance by the Lender to the Borrower pursuant to
     Section 2 or any advance to fund any draw on any Letter of Credit.

          "Agreement" shall mean this Credit Agreement and all amendments, restatements, modification and supplements hereto which may from time to time become effective hereafter in accordance with the terms hereof.

          "Base Rate" shall have the meaning set forth in the Note.

          "Base Rate Advance" shall mean an Advance which initially bears interest at the Base Rate.

          "Bond Indebtedness" means Indebtedness not in excess of $13,000,000 incurred in connection with Borrower's issuance of $13,000,000 of first mortgage bonds due January 31, 2005.

          "Borrowing Base" shall mean, and at any time and subject to change from time to time in the Administrative Agent's sole discretion, 70% of the value of the Acceptable Inventory determined in accordance with GAAP on a basis consistent with accounting practices used in the financial statements of the Borrower referred to in Section 5.8 hereof, subject to audit, review and adjustment based thereon by the Administrative Agent; provided, however, that unless an Event of Default or event that with notice or the passage of time would constitute an Event of Default then exists, the Administrative Agent will give Borrower (20) days' notice of any change in the method of calculation of the Borrowing Base, and will base any reduction in the percentage of Acceptable Inventory used in determining the Borrowing Base on the Administrative Agent's good faith judgment as to the liquidation value of such Acceptable Inventory.

          "Borrowing Base Certificate" shall mean a schedule of the Borrower's Acceptable Inventory, which shall be executed by an authorized officer of the Borrower, the form of which is attached hereto as Exhibit A.

          "Business Day" shall have the same meaning set forth in the Note.


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          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, and the regulations promulgated thereunder and the rulings issued thereunder, as amended from time to time.

          "Collateral" shall have the meaning set forth in the Security
     Agreement.

          "Collateral Account" shall have the meaning set forth in Section 4.1(a)(iii).

          "Collateral Account Agreement" shall have the meaning set forth in
     Section 4.1(a)(iii).

          "Commitment" shall mean $35,000,000.

          "Default Rate" shall have the meaning set forth in the Note.

          "EBITDA" means earnings from continuing operations before interest expense, taxes, amortization and depreciation expense and any miscellaneous and/or extraordinary gains and losses for the Borrower calculated in accordance with GAAP, and in each case, on the basis of the four fiscal quarters immediately preceding the date of calculation.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute and the regulations promulgated and rulings issued thereunder, as amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a controlled or affiliated group of which the Borrower or any Subsidiary of the Borrower is a member and which is under common control, or required to be aggregated with, with the Borrower or any Subsidiary of the Borrower within the meaning of Section 414(b), (c), (m), or (o) of the Code.

          "ERISA Event" shall mean (a) a "reportable event" as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under 29 C.F.R.
     2615) with respect to any Plan or (b) the withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of either of them from a Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of either of them under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) an event described in Section 4068(a) of ERISA, or (d) the filing of a notice of intent to terminate a Plan pursuant to Section 4041 or 4041A of ERISA, the treatment of a Plan amendment as a termination under Section 4041 of



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     ERISA or (e) the failure by the Borrower, a Subsidiary of the Borrower or any ERISA Affiliate of either of them to make a payment to a Plan pursuant to Section 302(f)(1) of ERISA or (f) the adoption of any amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate of either of them, or (h) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (i) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan, or (j) a nonexempt prohibited transaction that occurs with respect to any Plan for which the Borrower or any Subsidiary of the Borrower may be directly or indirectly liable.

          "Events of Default" shall mean any and all events of default described in Section 7 hereof.

          "Financial Covenants" means the covenants of the Borrower set forth in
     Section 6.13 of this Agreement.

          "Funded Indebtedness" means all Indebtedness of the Borrower other than Manufacturer Payables and trade payables and accrued expenses incurred in the ordinary course of business.

          "Indebtedness" of any Person means, without duplication (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the principal portion of obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (c) all Accommodation Obligations of such Person in respect of borrowed money, (d) at the date of such determination thereof the aggregate amount which may then be drawn under, plus the aggregate amount of all unreimbursed drawings in respect of, letters of credit issued for the account of such Person, and (e) all indebtedness, obligations or other liabilities of such Person or of others for borrowed money secured by a lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person.

          "Inventory" shall have the meaning set forth in the Security
     Agreement.

          "Insufficiency" means, with respect to any Plan, the excess of its benefit liabilities, as defined in Section 4001(a)(16) of ERISA over the current value of such Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to
     Section 412 of the Code for the applicable plan year.


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          "Lender" shall mean Norwest Bank Colorado, National Association.

          "Letter of Credit Application" means the form of an application for a Letter of Credit which shall be the form of application then generally used by the Lender, or, if Norwest Minnesota is to issue the Letter of Credit, Norwest Minnesota.

          "Letter of Credit Liability" means, without duplication (a) the maximum amount available to be drawn under all outstanding Letters of Credit (converted to U.S. Dollars based on the exchange rate generally offered by the Lender at the time Letter of Credit Liability is determined), PLUS (b) the maximum face amount of any Letters of Credit that the Lender has committed in writing to issue or to cause to be issued on behalf of the Borrower (even if such commitment is conditioned or otherwise qualified).

          "Letters of Credit" means collectively all Letters of Credit issued pursuant to the terms of this Agreement.

          "LIBOR Rate" shall have the meaning set forth in the Note.

          "LIBOR Rate Advance" means an Advance which initially bears interest at the LIBOR Rate.

          "Loan" means the loan made by the Lender to the Borrower pursuant to this Agreement consisting of all Advances hereunder and all other amounts advanced pursuant hereto.

          "Loan Documents" means this Agreement, the Note, the Security Agreement, the Collateral Account Agreement, and any and all other documents, instruments or agreements evidencing, governing, securing or otherwise relating to the Loan, as any such document may be amended, extended, renewed, restated or modified at any time or from time to time, and "Loan Document" means any one of the foregoing.

          "Loan Expenses" means all charges, costs, fees and expenses of any nature whatsoever of or incurred by either or both of the Lender and the Administrative Agent at any time in connection with the making, administration, modification, amendment, repayment or enforcement of the Loan or the Loan Documents, all recording and filing fees, charges and taxes, collateral audit fees, document preparation fees, reasonable fees and disbursements of attorneys acting jointly for the Lender and the Administrative Agent and their staff (including allocated costs of in-house counsel), search fees, and credit reporting and investigation fees.

          "Manufacturer Payables" means Indebtedness of the Borrower to the manufacturers, suppliers, providers, vendors or distributors of the Borrower's Inventory


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     incurred by Borrower for the acquisition of such Inventory, which
     Indebtedness is not secured by any lien, security interest or encumbrance.

          "Material Inventory Supplier" means any supplier, provider, manufacturer, vendor or distributor of Borrower's Inventory from whom Borrower purchases, directly or indirectly, one and one-half percent (1 1/2%) or more of the total Inventory purchased by Borrower.

          "Maximum Loan Amount" means, at any given time, an amount equal to (a) the lesser of (i) the Commitment or (ii) the Borrowing Base, minus (b) the Letter of Credit Liability.

          "Maturity Date" shall mean the earlier of the date on which the maturity date of the Note is accelerated or September 30, 1998.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
     Section 4001 (a)(3) of ERISA to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of either of them is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" shall mean an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower, and more than one employer other than the Borrower, any Subsidiary of the Borrower, or an ERISA Affiliate of the Borrower or any Subsidiary of the Borrower, is making or accruing an obligation to make contributions or, in the event that any such plan has terminated, to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

          "Net Worth" shall mean the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits of the Borrower, less any amounts attributable to treasury stock, and any intangible assets, including, but not limited to, goodwill, patents, copyrights, mailing lists, catalogues, trademarks, bond discount and underwriting expenses, organization expenses and other like intangibles, all as determined in accordance with generally accepted accounting principles; PROVIDED HOWEVER, that capitalized offering costs in the amount of $715,000 and organization and trademark costs in the amount of $30,000 which are included as assets on Borrower's financial statements as of July 31, 1996 shall not be considered to be intangible assets.


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          "Norwest Minnesota" means Norwest Bank Minnesota, National
     Association.

          "Note" shall mean the promissory note from the Borrower payable to the Lender evidencing the Loan, as such promissory note may be amended, extended, renewed, restated or modified at any time and from time to time.

          "Obligations" shall mean all obligations and liabilities of the Borrower under or in connection with the Loan Documents, now existing or hereafter created, contingent or not, due or not, arising by operation of law or otherwise.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means an employee pension benefit plan (other than a Multiemployer Plan) within the meaning of Section 3(2) of ERISA, which is or has been maintained for employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower or ERISA Affiliate of any Subsidiary of the Borrower.

          "Request for Advance" means a request from Borrower for an Advance of the Loan in the form of Exhibit C attached hereto.

          "Security Agreement" shall mean the General Security Agreement dated July 24, 1995, as amended, from the Borrower to the Lender, pursuant to which, among other things, the Borrower grants the Lender a security interest in the Collateral, and any and all other security agreements, assignments, pledges and other similar documents pursuant to which the Borrower grants to the Lender a security interest in the property of the Borrower, as any such agreement may be amended, extended, restated or modified at any time and from time to time.

          "Security Documents" means the Security Agreement and the Collateral Account Agreement, together with all other documents, instruments or agreements securing the Loan.

          "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests have ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.


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          "Welfare Plan" means an "employee welfare benefit plan" as defined in
     Section 3(l) of ERISA maintained for the benefit of employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower.

     Section 1.2 ACCOUNTING TERMS AND TERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered to the Administrative Agent ("GAAP"). The parties hereto further agree that in the event that any change in accounting principles from those used in the preparation of the financial statements of the Borrower to be delivered to the Administrative Agent pursuant to the terms of this Agreement hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or Accounting Principles Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) results in any change in the method of calculation of Financial Covenants, standards or terms found in this Agreement, the parties hereto agree to likewise enter into negotiations to amend the Financial Covenants, terms or standards contained in this Agreement to reflect equitably such change in accounting principles with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change as if such change had not been made. If the parties cannot agree on such an amendment as contemplated under the immediately preceding sentence, then the Financial Covenants shall be computed without giving effect to such change in accounting principles.

                                   ARTICLE II

                                    THE LOAN

     Section 2.1 THE LOAN. Subject to the terms and conditions of this Agreement, the Lender agrees to make advances to Borrower (each such advance is called an "ADVANCE") from time to time prior to the Maturity Date, in an aggregate principal amount outstanding at any time not to exceed the Maximum Loan Amount. So long as an Event of Default or event that with notice or the passage of time would constitute an Event of Default has not occurred and is continuing, Borrower may borrow, repay and reborrow under the Loan prior to the Maturity Date in accordance with the terms of this Agreement.

     Section 2.2 MAXIMUM LOAN AMOUNT. No Advance requested hereunder (other than to fund a draw on a Letter of Credit) shall be requested by the Borrower if, immediately after such requested Advance, the aggregate principal amount of the Loan which would be


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outstanding, would exceed the Maximum Loan Amount.  If at any time the aggregate outstanding amount of the Loan exceeds the Maximum Loan Amount, the Borrower shall, within five days after notice from the Administrative Agent, repay the Loan in an amount at least equal to such excess.

     Section 2.3 INTEREST RATE. The Loan shall bear interest at the LIBOR Rate or the Base Rate as determined pursuant to the Note and be payable in accordance with the terms of the Note.

     Section 2.4 MATURITY OF THE LOAN. The principal of the Loan and all accrued and unpaid interest and all other amounts due under the Loan Documents shall be due and payable at the Maturity Date.

     Section 2.5 PAYMENTS OF PRINCIPAL AND INTEREST. Principal and interest under the Loan shall be payable as follows:

          (a) Accrued but unpaid interest on the Loan shall be payable monthly in arrears on the last day of each month commencing on the last day of November, 1996 and continuing on the last day of each month thereafter and with respect to portions of the Loan bearing interest at the LIBOR Rate, on the last day of each Interest Period (as such term is defined in the Note). Notwithstanding the foregoing, if the aggregate interest accruing on the Loan in any calendar month is less than $20,000, the Borrower shall, on the first day of the next succeeding month, pay the Lender a minimum interest charge equal to the difference between $20,000 and the aggregate interest accruing in such month.

          (b) The entire principal balance of the Loan together with all accrued but unpaid interest thereon and all other amounts due the Lender or the Administrative Agent pursuant to the Loan Documents shall be due and payable in full on the Maturity Date.

     Section 2.6 PREPAYMENT; TERMINATION OF CREDIT FACILITY. Except as otherwise provided in the Note with respect to LIBOR Rate Advances, the Borrower may pay the Loan from time to time without penalty or premium. The Borrower may terminate the Agreement and obtain a release of any security interests in the Collateral only upon thirty days prior written notice to the Administrative Agent, and, if such termination is on a date other than the Maturity Date, payment of a termination fee determined as follows:

          Date of Termination                       Fee
          -------------------                       ---

     On or before September 30, 1997         1.5% of the Commitment

     After September 30, 1997                1% of the Commitment;


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provided, however, that (i) no termination fee shall be payable if the Loan is refinanced by a direct or indirect subsidiary of Norwest Corporation, and (ii) provided that the termination occurs after September 30, 1997, the termination fee shall be 1/2 of 1% of the Commitment if the termination date occurs within 30 days of the acquisition by a Person and any of the "affiliates" of such Person within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, (other than any current affiliate of the Borrower) of an aggregate of 75% or more of the assets or capital stock of the Borrower.

     Section 2.7 FEES. The Borrower shall pay to the Lender the following fees in connection with the Loan and this Agreement:

          (a) Annually in advance an administrative fee equal to one-eighth of one percent of the Commitment. Payment of the administrative fee shall be due on the date of this Agreement and annually on the same date each year thereafter.

          (b) Monthly in arrears on the last day of November, 1996 and on the last day of each month thereafter, an unused commitment fee of one eighth of one percent per annum of the difference between the Commitment and the daily average sum of the aggregate outstanding principal balance of the Loan and Borrower's Letter of Credit Liability during such month.


     Section 2.8 SECURITY. The Loan shall be secured by a first priority security interest in the Collateral.

     Section 2.9    REQUEST FOR ADVANCE UNDER THE LOAN.

          The Borrower agrees to comply with the following procedures in requesting Advances:

          (a) Each request for a Base Rate Advance shall be made to the Administrative Agent prior to 11:00 a.m. (Colorado time) of the day of the requested Advance, and each request for a LIBOR Rate Advance shall be made to the Administrative Agent prior to 11:00 a.m. (Colorado time) of the day three days prior to the date of the requested Advance. Each request for an Advance shall be made by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person reasonably believed by the Lender to be an officer of the Borrower or such a designated agent, by delivery to the Administrative Agent of a Request for an Advance.

          (b) Upon fulfillment of the applicable conditions therefore, the Lender, or the Administrative Agent acting on behalf of the Lender, shall disburse loan proceeds by crediting the same to the Borrower's demand deposit account maintained with the Lender unless the


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Lender and the Borrower shall agree in writing to another manner of disbursement. The Borrower shall be obligated to repay all Advances notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for an Advance shall be deemed to be a representation by the Borrower that (i) the conditions set forth in Section 2.2 hereof have been met, and (ii) the conditions set forth in Section 4.2 hereof have been met as of the time of the request.

          (c) Each request for a Base Rate Advance under the Loan shall be in an amount of at least $100,000 or such lesser amount equal to the unadvanced portion of the Loan, and each request for a LIBOR Rate Advance shall be in an amount of $1,000,000 or an integer multiple thereof.

          (d) Each request for an Advance under the Loan shall be irrevocable and binding upon the Borrower from and after the time that a Request for Advance is received by the Administrative Agent and the submission of a Request for Advance to the Administrative Agent shall obligate Borrower to accept such Advance.

          (e) If any Person shall acquire a participation in the Loan, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under the Note, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate, or otherwise elects to accept less than its prorata share of such fees, charges or other amounts due under this Agreement.

     Section 2.10 PAYMENTS BY BORROWER. All payments of principal and interest on the Loan shall be made to the Administrative Agent for the account of the Lender in immediately available funds. The Borrower hereby authorizes the Lender, in its discretion at any time or from time to time and without request by the Borrower, to make an Advance in an amount equal to the accrued interest from time to time due and payable to the Lender hereunder and in the amount of any fees, costs or expenses due to the Lender or the Administrative Agent hereunder or under any other Loan Documents.

     Section 2.11 REPAYMENT OF EXISTING INDEBTEDNESS. The Borrower hereby requests that the Lender make an initial Advance of the Loan in an amount equal to the outstanding principal amount and all accrued but unpaid interest and all the fees and expenses due in connection with the indebtedness of the Borrower under the Original Credit Agreement and that such advance be remitted directly to the Persons entitled thereto to pay the Borrower's outstanding obligations under the Original Credit Agreement.

                                   ARTICLE III

                                LETTERS OF CREDIT

     Section 3.1 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Lender agrees, upon request of Borrower, to issue or to cause Norwest Minnesota to issue one or more stand-by or documentary letters of credit for such purposes as Borrower may reasonably request and the Administrative Agent may reasonably approve; provided, however, that the Borrower shall not request any Letter of Credit if immediately after the issuance thereof, the Letter of Credit Liability would exceed $500,000. The Letter of Credit Liability shall be evidenced by the Note and secured by all of the Security Documents. The issuance of any Letter of Credit in accordance with the provisions of this Section 3.1 shall require the satisfaction of each condition set forth in this Article III.

     Section 3.2    LETTER OF CREDIT APPLICATION.

          (a) Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent a Letter of Credit Application no later than 12:00 noon, Denver time, at least five Business Days or such shorter period as may be agreed to by the Administrative Agent, in advance of the proposed date of issuance. The Letter of Credit Application shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount and text of the Letter of Credit, (iii) the expiration date of the Letter of Credit, which shall be no later than the earlier of 365 days after the date of issuance thereof or the Maturity Date and (iv) the name and address of the beneficiary, with respect to such Letter of Credit.

          (b) Prior to the date of issuance, Borrower shall specify a precise description of the form of Letter of Credit and related documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of such Letter of Credit, would require the Lender to make payment under such Letter of Credit; PROVIDED that the Administrative Agent or the Lender, in its sole judgment, may, prior to the date of issuance, require changes in the form of Letter of Credit and any such documents and certificates; and PROVIDED, FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made thereunder sooner than the third Business Day after presentation of the conforming draft.

     Section 3.3 CONDITIONS TO ISSUANCE OF LETTER OF CREDIT. The Lender's obligation to issue or to cause any Letter of Credit to be issued by Norwest Minnesota shall be subject to satisfaction of the following conditions in a manner acceptable to the Lender prior to the issuance of such Letter of Credit:

          (a) Receipt of the Letter of Credit Application in accordance with the provisions of Section 3.2(a) above.

          (b) Receipt of the Letter of Credit fee in accordance with the provisions of Section 3.5 below.

          (c) Satisfaction of all of the conditions set forth in Sections 4.1 AND 4.2, below.

          (d) The outstanding principal amount of the Loan shall not exceed the Maximum Loan Amount (taking into account the face amount of the Letter of Credit being requested).

          (e)  Such other conditions as the Lender may reasonably require.

     Section 3.4 PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. Any drawing under a Letter of Credit (whether before or after the Maturity Date) shall be deemed to be a Base Rate Advance under the Loan made by the Lender to Borrower on the date such drawing was paid by the Lender and shall remain outstanding under the Loan and be payable in accordance with the terms and conditions of other Advances; PROVIDED, HOWEVER, if any Advance deemed made to cover a draw on a Letter of Credit would cause the outstanding amount of the Loan to exceed the Maximum Loan Amount, Borrower shall immediately repay the Loan in an amount sufficient to reduce the outstanding amount of the Loan to an amount equal to no greater than the Maximum Loan Amount.

     Section 3.5 LETTER OF CREDIT FEES AND COMPENSATION. Borrower agrees to pay the following amounts to the Lender:

          (a) With respect to the issuance of each Letter of Credit which is a standby Letter of Credit, a fee equal to the greater of $250.00 or one and one-half percent (1 1/2%) per annum of the face amount of the Letter of Credit, calculated for the term of the Letter of Credit.

          (b) With respect to issuance of each Letter of Credit which is a documentary Letter of Credit, a fee equal to the Lender's then standard issuance fee for documentary letters of credit based on the face amount of such Letter of Credit.

          (c) With respect to any amendment or transfer of any Letter of Credit, documentary and processing charges in accordance with the Lender's standard schedule for such charges in effect at the time of such drawing.

          (d) With respect to drawing made under any Letter of Credit, processing charges in accordance with the Lender's standard schedule for such charges in effect at the time of such drawing.

          (e) Amounts payable under this Section 3.5 shall be paid to the Administrative Agent for the account of the Lender in immediately available funds and shall be payable in full on the date of such issuance, amendment, transfer or drawing, as the case may be.

     Section 3.6 OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse the Lender for Advances made to fund drawings under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstance including, without limitation, the following circumstances:

          (a)  Any lack of validity or unenforceability of any Letter of Credit;

          (b) The existence of any claim, set-off, defense or other right which Borrower or any affiliate of Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any person or entities for whom any such beneficiary or transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower and the beneficiary for which the Letter of Credit was procured);

          (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect other than solely as the result of gross negligence or willful misconduct of the Lender or Norwest Minnesota as issuer of the Letter of Credit;

          (d) Payment by the Lender or Norwest Minnesota as issuer of the Letter of Credit under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than if said payment is solely the result of the gross negligence or willful misconduct of the Lender or Norwest Minnesota as the issuer of the Letter of Credit;

          (e) Any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (f) The fact that an Event of Default or an event that with notice or the passage of time might constitute an Event of Default shall have occurred.

     Section 3.7    INDEMNIFICATION: NATURE OF THE LENDER'S DUTIES.

          (a)  In addition to amounts payable as elsewhere provided in this
Article III, without duplication, Borrower hereby agrees to protect, indemnify, pay and hold harmless the Lender, the Administrative Agent and Norwest Minnesota from and against any and all claims, demands, liabilities, judgments, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Lender or the Administrative Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than solely as a result of the gross negligence or willful misconduct of the Lender, the Administrative Agent or Norwest Minnesota or (ii) the failure of the Lender or Norwest Minnesota as the issuer of such Letter of Credit to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority or court (all such acts or omissions herein called "GOVERNMENT ACTS").

          (b) Borrower assumes all risks of the acts and omissions of, or misuses of the Letters of Credit by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Lender, the Administrative Agent nor Norwest Minnesota shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason (unless the Lender acts upon such transfer and such transfer is expressly prohibited on the face of this Letter of Credit); (iii) for failure of the beneficiary of any such Letter or Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
(vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof, (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Lender, the Administrative Agent or Norwest Minnesota, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Lender's rights or powers hereunder, all of which shall be borne by Borrower.

          (c) In furtherance and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Lender, the Administrative Agent or Norwest Minnesota under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Lender, the Administrative Agent or Norwest Minnesota under any resulting liability to Borrower.

          (d)  Notwithstanding anything to the contrary contained in this
Section 3.7, Borrower shall not have any obligation to indemnify the Lender, the Administrative Agent or Norwest Minnesota in respect of any liability incurred by the Lender, the Administrative Agent or Norwest Minnesota arising solely out of the gross negligence or willful misconduct of the Lender, the Administrative Agent or Norwest Minnesota.

     Section 3.8 RELEASE OF COLLATERAL. The Lender shall not be under any obligation whatsoever to release any Collateral until such time as all Letters of Credit have expired or been surrendered for cancellation and the Lender has no obligation to renew any such Letter of Credit, or any other obligation to make any payments in connection with any Letter of Credit.

     Section 3.9 ISSUANCE OF LETTERS OF CREDIT. Notwithstanding anything to the contrary herein, all Letters of Credit will be issued by the Lender, Norwest Minnesota or another affiliate of Norwest Corporation. In the event that any Letter of Credit is issued by Norwest Minnesota or any other affiliate of Norwest Corporation, the Lender shall reimburse the issuer thereof for the amount drawn under such Letter of Credit. The fact that any Letter of Credit may be issued by Norwest Minnesota or an affiliate of Norwest Corporation, shall in no way alter or affect Borrower's obligations with respect to such Letter of Credit set forth in this Article III.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     Section 4.1 INITIAL ADVANCE. The Lender shall not be obligated to make the first Advance of the Loan hereunder or issue the first Letter of Credit hereunder unless and until all of the following shall have been complied with in a manner acceptable to the Administrative Agent:

          (a) EXECUTION AND DELIVERY OF DOCUMENTS. The Borrower shall have delivered the following to the Administrative Agent:

               (i)     The Loan Documents, duly executed by the Borrower;

               (ii) Financing statements evidencing the security interest granted by the Security Agreement, duly executed by the Borrower;

               (iii) A Collateral Account Agreement, duly executed by the Borrower, the Administrative Agent and the Lender (the "Collateral Account Agreement"), pursuant to which the Borrower and the Lender establish a depository account (the "Collateral Account") in the name of and under the sole and exclusive control of the Lender, from which finally collected funds shall be transferred to Lender for application to the Advances;

               (iv) Separate Support Agreements duly executed by William J. Pearse, David J. Workman, Alan E. Kessock, Neal Bobrick and J. Edward McEntire;

               (v) A copy, of the Borrower's certificate of incorporation certified by the Borrower's corporate secretary;

               (vi) Certificates, as of the most recent dates practicable, of the Secretary of State of the States of Colorado, Utah, New Mexico, Nevada, Idaho and Oklahoma that the Borrower is qualified and in good standing as a foreign corporation in each such state;

               (vii) A certified copy of the Borrower's Articles of Incorporation and Bylaws;

               (viii) A copy of a resolution of the Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, the Note, the Security Agreement, the Loan Documents and each other document to be delivered pursuant hereto, certified by the Secretary of the Borrower;

               (ix) A certificate of the Borrower's corporate secretary as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Note, all the other Loan Documents, and each other document to be delivered pursuant hereto;

               (x) Certificates of insurance, in form and substance reasonably acceptable to the Lender, evidencing that Borrower's insurance coverage is in compliance with the provisions of this Agreement and the Security Agreement;

               (xi) A written opinion from the Borrower's legal counsel in form and substance satisfactory to the Lender;

               (xii)   An initial Borrowing Base Certificate; and

               (xiii) Such other documents as the Administrative Agent may reasonably request.

          (b) NO DEFAULT. (i) The Borrower shall have complied with all of the conditions, terms, covenants and agreements contained in this Agreement, the Note, and all other Loan Documents, (ii) all representations and warranties of the Borrower contained in any of the Loan Documents shall be true as of the date of any Advance as if first made on that date, (iii) immediately before and after such Advance, no default shall have occurred under any of the Loan Documents and no event shall have occurred that with notice or the passage of time or both would constitute a default under any of the Loan Documents and (iv) no material adverse change shall have occurred in the assets, liabilities, properties, business, operation or financial condition of the Borrower.

          (c) LOAN EXPENSES. The Borrower shall have paid all of the Loan Expenses incurred by the Lender or the Administrative Agent and invoiced to the Borrower in connection with the transactions contemplated hereby.

          (d) REQUEST FOR ADVANCE. The Borrower shall have provided the Administrative Agent with a Request for Advance.

          (e) LIEN CONFIRMATION. The Administrative Agent shall have received a search of the Uniform Commercial Code records of the Secretary of State of the States of Colorado, Utah, New Mexico, Nevada, Idaho and Oklahoma which shall confirm that there are no liens, security interests or encumbrances against the Collateral.

          (f) SUPPLIER AGREEMENTS. The Administrative Agent shall have received from the Borrower a certificate signed by an authorized officer of the Borrower certifying that attached thereto are (i) a list of all Material Inventory Suppliers and (ii) true and correct copies of all agreements in effect as of such date between the Borrower and each Material Inventory Supplier.

          (g) LANDLORD'S WAIVERS. The Borrower shall deliver to the Administrative Agent a landlord's waiver from the landlord of any premises at which the Collateral is located.

          (h) OTHER DOCUMENTS AND INFORMATION. The Administrative Agent shall have received such additional information and documents, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request.

     Section 4.2 SUBSEQUENT ADVANCES. The Lender will not be obligated to make any Advance in connection with the Loan or to issue any Letters of Credit unless and until all of the following shall have been complied with in a manner acceptable to the Lender:

          (a) REQUEST FOR ADVANCE. The Borrower shall have provided the Administrative Agent with a Request for Advance, or, in the case of a Letter of Credit, a Letter of Credit Application.

          (b) NO DEFAULT. (i) The Borrower shall have complied with all of the conditions, terms, covenants and agreements contained in this Agreement, the Note, and all other Loan Documents, (ii) all representations and warranties of the Borrower contained in any of the Loan Documents shall be true as of the date of any Advance as if first made on that date, (iii) immediately before and after such Advance, no default shall have occurred and be continuing under any of the Loan Documents and no event shall have occurred and be continuing that with notice or the passage of time or both would constitute a default under any of the Loan Documents and (iv) no material adverse change shall have occurred in the assets, liabilities, properties, business, operation or financial condition of the Borrower or its Subsidiaries.

          (c) LIEN CONFIRMATION. Borrower shall have provided the Administrative Agent with such confirmation as the Administrative Agent may reasonably request that there are no liens, security interests or encumbrances against the Collateral.

          (d) OTHER DOCUMENTS. The Borrower shall have provided the Administrative Agent with such other documents and information as the Administrative Agent may reasonably request.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender as of the date hereof and as of the date of any Advance hereunder as follows:

     Section 5.1 ORGANIZATION; AUTHORITY; POWER; ETC. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (b) has the power and authority to own its properties and to carry on its business in every jurisdiction in which the nature of its business or its properties makes such qualification necessary, and (c) is in material compliance with all laws, regulations, ordinances, and orders of public authorities applicable to it.

     Section 5.2 VALIDITY OF LOAN DOCUMENTS. The execution, delivery and performance by the Borrower of this Agreement and all of the other Loan Documents delivered to the Lender in connection herewith (a) are within the power of the Borrower, (b) have been duly authorized by all requisite actions on the part of the Borrower, and (c) do not require approval of any governmental authority. This Agreement and all of the other Loan Documents are, or upon execution and delivery will be, the legal, valid and binding obligations of the Borrower, fully enforceable in accordance with their respective terms except to the extent the enforceability thereof is limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights or by the general principles of equity.

     Section 5.3 NO CONFLICT. The execution, delivery and performance by the Borrower of this Agreement and all of the other Loan Documents will not (a) violate any provision of any law, rule, regulation, writ, order, judgment, injunction, decree, determination or award of any court or other governmental authority applicable to the Borrower, or conflict with any of the provisions of the certficiate of incorporation or bylaws of the Borrower, or (b) result in a breach of, or constitute a default under any indenture, agreement or other instrument to which the Borrower is or will be a party or by which it or its properties are bound.

     Section 5.4 NO LITIGATION OR ADVERSE PROCEEDINGS. There is no pending or, to the best of the Borrower's knowledge, threatened, action, suit, proceeding, arbitration or investigation against or affecting the Borrower or the Collateral which, in any case, might materially adversely affect the value of the Collateral or any of the Borrower's operations, business, assets, properties, condition (financial or otherwise) or ability to perform its obligations to the Lender hereunder. If, in the future, such action, suit, proceeding, arbitration or investigation is pending or threatened, the Borrower shall immediately provide the Lender with detailed notification thereof.

     Section 5.5 NO DEFAULTS OR VIOLATION. The Borrower is not in default, in any manner which would materially adversely affect its properties, assets, operations or condition (financial or otherwise), in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party or by which it or any of its properties, assets or revenues may be bound or affected, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any court or governmental authority.

     Section 5.6    ERISA.

           (a) Neither the Borrower nor any of its Subsidiaries participates in any Multiemployer Plans.

          (b) Each Plan and Welfare Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other Federal or state law, including all requirements under the Code or ERISA for filing reports (that are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan and Welfare Plan.

          (c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that would result in any liability of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower.

          (d) With respect to each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to qualify under Section 401 of the Code and each trust created thereunder, a favorable determination letter has been received from the Internal Revenue Service stating that such Plan so qualifies and is exempt from tax, and nothing has occurred since the date of the issuance of such determination letter which would cause such Plan and trust to cease to qualify under Section 401 of the Code or to lose tax-exempt status under Section 501 of the Code.

          (e) None of the transactions contemplated by this Agreement or by any Plan constitute a prohibited transaction as such term is defined in Section 406 of ERISA or Section 4976 of the Code.

          (f) There is no outstanding liability that has been asserted or assessed under Title IV of ERISA with respect to any Plan maintained or sponsored by the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower, nor with respect to any Plan to which the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower contributes or is obligated to contribute.

          (g) No Plan subject to Title IV of ERISA has any Insufficiency as of the most recent valuation date for such Plan.

          (h) Neither the Borrower, any Subsidiary of the Borrower, nor any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to any employees as a group) that such current or former employee(s) would be provided, at any cost to the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower, with life insurance or employee welfare plan benefits (within the meaning of Section 3(3) of ERISA) following retirement or termination of employment. To the extent that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower has made any such representation, promise or contract, such person has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

          (i) The Borrower, each Subsidiary of the Borrower, and each ERISA Affiliate of the Borrower or any ERISA Affiliate of any Subsidiary of the Borrower have complied in all respects with the notice and continuation coverage requirements of Section 4980B of the Code.

          (j) There are no pending or threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against any Plan, Welfare Plan, or any fiduciary with respect to any Plan or Welfare Plan.

          (k) Neither the Borrower, any Subsidiary of the Borrower, nor any ERISA Affiliate of the Borrower or any ERISA Affiliate of any Subsidiary of the Borrower has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

          (l) Neither the Borrower, any Subsidiary of the Borrower, nor any ERISA Affiliate of the Borrower or any ERISA Affiliate of any Subsidiary of the Borrower has transferred any Insufficiency to a person other than the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate of the Borrower or any ERISA Affiliate of any Subsidiary of the Borrower or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          (m) Neither the Borrower, any Subsidiary of the Borrower, nor any ERISA Affiliate of the Borrower or any ERISA Affiliate of any Subsidiary of the Borrower has engaged, directly or indirectly, in a nonexempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Plan.

     Section 5.7 COMPLIANCE WITH FEDERAL RESERVE BOARD REGULATIONS. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U or G of the Board of Governors of the Federal Reserve System.

     Section 5.8 FINANCIAL CONDITION. The audited financial statements of the Borrower dated January 31, 1996 and the unaudited statements dated July 31, 1996 heretofore delivered to the Lender (collectively, the "Financial Statements") are accurate and complete in all material respects, have been prepared in accordance with GAAP and presents fairly the financial condition of the Borrower as of the respective dates thereof. The Borrower does not know of any material contingent liabilities affecting the Borrower or the Collateral that are not disclosed in the Financial Statements. Since the date of the Financial Statements delivered to the Lender, there has been no material adverse change in the Borrower's financial condition, assets, liabilities or business nor has any other vent or condition of any character occurred or arisen that materially and adversely affects or that could materially and adversely affect the business, or, to the extent reasonably foreseeable, the prospects of the Borrower. No additional material obligations have been entered into by the Borrower since the date of the Financial Statements.

     Section 5.9 GOVERNMENTAL REGULATIONS. The Borrower is not subject to any federal or state statute or regulation limiting its ability to incur Indebtedness.

     Section 5.10 VARIOUS REPRESENTATIONS TO THE LENDER OR ADMINISTRATIVE AGENT. None of the statements or any certificate, document or statement furnished to the Lender or the Administrative Agent (or to be furnished to the Lender or the Administrative Agent) by or on behalf of the Borrower, and none of the representations and warranties in this Agreement or any other Loan Document contains (or will contain) any untrue statement of a material fact or omits (or will omit) to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact which materially adversely affects or in the future (so far as the Borrower can now reasonably foresee) may materially adversely affect the ability of the Borrower to perform its obligations to the Lender which has not been set forth herein or in a certificate or opinion of counsel or other written statement furnished to the Lender by or on behalf of the Borrower. All balance sheets, statements of profit and loss, and other financial data that have been given (or will be given) to the Lender or the Administrative Agent with respect to the Borrower
(a) are (or will be) complete and correct in all material respects, (b) accurately present (or will present) the financial condition of the Borrower as of the dates, and the results of its operations for the periods for which, the same have been (or will be) furnished, (c) have been (or will be) prepared in accordance with GAAP consistently followed throughout the periods covered thereby.

     Section 5.11 TAXES. The Borrower has filed all tax returns which are required to be filed by the Borrower and has paid all indebtedness, obligations, assessments, governmental charges and taxes, real and personal, including federal and state income taxes, levied upon or assessed against it or against its properties or income which are currently due.

     Section 5.12 TRADEMARKS, PATENTS, ETC. The Borrower possesses all the trademarks, trade names, copyrights, patents, licenses, or rights in any thereof, adequate in all material respects for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the rights or claimed rights of others. The Borrower has not within the four-year period preceding the date hereof received any notice of any deemed rights of others with respect to the foregoing.

     Section 5.13 SUBSIDIARIES AND AFFILIATES. Borrower does not have any affiliates or Subsidiaries.

     Section 5.14 PARTNERSHIPS AND JOINT VENTURES. Borrower is not a partner in any partnership, a member of any limited liability company or a partner or a party to any joint venture or similar agreement.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that so long as any indebtedness or Obligations remain outstanding hereunder, unless the Lender or the Administrative Agent shall otherwise consent in writing in advance, it will:

     Section 6.1 PAY NOTE. Duly and punctually pay or cause to be paid the principal of and interest on the Note on the dates, in the places and in the manner set forth therein and herein, without notice or demand.

     Section 6.2 PERFORM OTHER OBLIGATIONS. Promptly and strictly perform and comply with all other terms, conditions, covenants and prohibitions required by the terms of any of the Loan Documents.

     Section 6.3 COLLATERAL ACCOUNT. The Borrower agrees to deposit in the Collateral Account or, at the Lender's option, to deliver to the Lender all collections on Receivables, contract rights, chattel paper and other rights to payment constituting Collateral, and all other cash proceeds of Collateral, which the Borrower may receive directly, immediately upon receipt thereof, in the form received, except for the Borrower's endorsement when deemed necessary; provided, however, that the Borrower may establish depository accounts to clear collections provided that (i) in the case of any depository account established in the State of Colorado, such account is swept to the Collateral Account on each Business Day, (ii) in the case of depository accounts established in states other than the State of Colorado, such accounts are swept to the Collateral Account at least one time per week (or more frequently if the Administrative Agent shall request), and (iii) at the request of the Administrative Agent, all depository accounts are assigned to the Lender as additional security for the Loan on terms and conditions satisfactory to the Administrative Agent in its sole discretion. The Borrower further agrees to irrevocably require all processors of credit card receipts to remit all payments due in respect thereof directly to the depository account maintained in the State of Colorado. Until delivered to the Lender or deposited in the Collateral Account, all proceeds or collections of Collateral shall be held in trust by the Borrower for and as the property of the Lender and shall not be commingled with any other funds or property of the Borrower. Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations. All such collections shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. Collected funds from the Collateral Account shall be transferred to the Lender's general account, and the Lender may deposit in its general account or in the Collateral Account any and all collections received by it directly from the Borrower. The Lender may commingle such funds with other property of the Lender or any other person. The Lender shall apply such collected funds in the Collateral on a daily basis to the payment of any and all Obligations, in any order or manner of application satisfactory to the Lender provided, however, that in lieu of applying any such amounts to payment of LIBOR Rate Advances prior to the maturity thereof, the Lender may, at its option, remit such amounts to the Borrower. All items delivered to the Lender or deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, the amount of that item, or the Lender at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

     Section 6.4 CORPORATE. Maintain and preserve the existence, rights, privileges and franchises of the Borrower in good standing under the laws of Delaware and maintain its right to transact business in all other states, including Colorado, Utah and any other states in which the Borrower has any retail operation or where its activities and ownership of assets are such that qualification to transact business is necessary under the laws of such states.

     Section 6.5 ACCOUNTS AND RECORDS. Keep and maintain full and accurate accounts and records of its operations in accordance with GAAP applicable to businesses of the type in which the Borrower is engaged and consistent with principles heretofore applied by the Borrower in preparation of the Financial Statements, including, without limitation, records of the Borrower's verification of the validity of accounts.

     Section 6.6 INSPECTION/AUDIT RIGHTS. Permit the Administrative Agent, the Lender or any representatives thereof at any reasonable time, and from time to time, to examine and make copies of and abstract from the files, records and books of account of the Borrower and to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors and their independent public accountants. The Administrative Agent and the Lender shall have the right to inspect the Collateral upon reasonable notice to the Borrower during the Borrower's normal business hours. In addition, the Administrative Agent and the Lender shall have a right to conduct an audit of the Inventory at any time and from time to time to confirm, among other things, the existence and value of such Inventory and the Borrower shall be responsible for paying the cost of such audit (including the internal costs of the Administrative Agent's and the Lender's own employees at the rate of $50 per hour or the Administrative Agent's or the Lender's then current per hour auditor charge, if different); provided that the Borrower shall have the obligation to pay the cost of such audit no more frequently than four times in each twelve month period provided there is no Event of Default. The Administrative Agent shall also have the right to obtain an appraisal of the Borrower's Inventory annually (or more frequently if an Event of Default has occurred and is continuing), at the expense of the Borrower.

     Section 6.7    REPORTING REQUIREMENTS.

          (a) ANNUAL FINANCIAL STATEMENT. Within ninety (90) days after the end of each fiscal year, deliver to the Administrative Agent audited year-end financial statements of the Borrower (including balance sheets, statements of income and statements of cash flow), unqualified as to scope of review, prepared by certified public accountants reasonably acceptable to the Administrative Agent, together with a compliance certificate signed by the chief financial officer or other officer of the Borrower satisfactory to the Administrative Agent showing the calculation of the Financial Covenants set forth in Section 6.13 and certifying that no Event of Default exists under this Agreement or any of the other Loan Documents, in the form of Exhibit B attached hereto or such other form as the Administrative Agent may require.

          (b) QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days after the end of each fiscal quarter, deliver to the Administrative Agent a copy of the Borrower's internally prepared quarterly financial statement (including a balance, sheet and income statement) prepared consistently with fiscal year-end statements and certified by the chief financial officer of the Borrower as being true and correct in all material respects together with a compliance certificate signed by the chief financial officer of the Borrower showing the calculation of the Financial Covenants set forth in Section 6.13 and certifying that no Event of Default exists under this Agreement or any of the other Loan Documents, in the form of Exhibit B attached hereto or such other form as the Administrative Agent may require.

          (c) MONTHLY FINANCIAL STATEMENTS. Within thirty (30) days after the end of each fiscal month, deliver to the Administrative Agent monthly internally prepared financial statements (including a balance sheet and income statement) of the Borrower prepared consistently with fiscal year-end statements and certified by the chief financial officer of the Borrower as being true and correct in all material respects.

          (d) MONTHLY ACCOUNTS PAYABLE AGING. Within thirty (30) days after the end of each fiscal month, deliver to the Administrative Agent a copy of the Borrower's internally prepared monthly accounts payable aging.

          (e) BORROWING BASE CERTIFICATE. Within fifteen (15) days after the end of each fiscal month, deliver to the Administrative Agent a Borrowing Base Certificate and an Inventory Report (with such supporting schedules as the Administrative Agent may request) signed by the chief financial officer or other officer of the Borrower satisfactory to the Administrative Agent, provided, however, that if excess Borrowing Base availability is less than or equal to $2,500,000, the Borrower shall deliver the Borrowing Base Certificate to the Administrative Agent on a weekly basis. Notwithstanding the foregoing, the Borrower shall deliver a Borrowing Base Certificate more frequently than otherwise provided herein at the request of the Administrative Agent.

          (f) ANNUAL PROJECTIONS. Before the first day of each fiscal year, deliver to the Administrative Agent financial statement projections prepared on a monthly basis for the following fiscal year.

          (g) MATERIAL INVENTORY SUPPLIER LIST. Within thirty (30) days after the end of each calendar year, deliver to the Administrative Agent a list of all Material Inventory Suppliers during the prior fiscal year.

          (h) SEC FILINGS. Within five (5) days after filing with the Securities and Exchange Commission, deliver to the Administrative Agent a copy of the Borrower's Forms 10-K, 10-Q and any other material non-confidential filings with the SEC.

          (i) ADDITIONAL INFORMATION. Deliver to the Administrative Agent such additional financial information, statements and reports as the Administrative Agent may reasonably request from time to time, including a Borrowing Base Certificate more frequently than monthly if the Administrative Agent so requests.

     Section 6.8 INSURANCE. Carry and maintain in full force and effect at all times with financially sound and reputable insurance companies (a) all insurance required pursuant to the Security Agreement, (b) insurance acceptable to the Lender covering all of its property of an insurable nature (including, without limitation, the Inventory) against casualty risks of such types and in such amounts as such insurance is usually carried by businesses of established reputation and comparable type and size and as may be acceptable to the Lender; including, without limitation, liability on account of damage to persons or property and applicable workers' compensation insurance, and (c) and such other insurance as the Lender may reasonably require. The Borrower shall deliver to the Administrative Agent from time to time at the Administrative Agent's request schedules setting forth all insurance then in effect and shall cause the Lender to be named as additional insured or loss payee and provide the Lender with such certificates of insurance as the Lender may require.

     Section 6.9 MAINTENANCE OF PROPERTY. Maintain and preserve all of its properties in good working order and condition, so that the efficiency of the Borrower's operations and business shall be fully maintained and preserved.

     Section 6.10 COMPLIANCE WITH LAWS. Comply in all material respects with all laws, regulations, rules and orders of governmental authorities applicable to he Borrower or to its operations, business or property.

     Section 6.11 TAXES AND OTHER CHARGES. Duly pay and discharge all indebtedness, obligations, assessments, governmental charges and taxes, real and personal, including federal and state income taxes, levied upon or assessed against it or against its properties or income prior to the date on which penalties are attached thereto, unless, and only to the extent that, such shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower (unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced) and provided that such reserve or other appropriate provision, if any, as shall be required by GAAP has been made.

     Section 6.12 FURTHER ASSURANCE. Execute and deliver to the Lender or the Administrative Agent such other and further instruments, security agreements, documents and information and do such other and further acts as may be reasonably required and requested by the Lender or the Administrative Agent in order to fully vest, perfect and maintain in the Lender any security interests or other rights herein contemplated.

     Section 6.13   FINANCIAL COVENANTS.  Maintain the following:

          (a) A ratio of current assets to the sum of current liabilities plus the aggregate outstanding balance under the Loan of at least 1.10 to 1.00 computed monthly as at the end of each month. Current assets and current liabilities shall be calculated in accordance with GAAP. For purposes of this
Section 6.13(a), prepaid expenses and stockholder receivables included in the calculation of current assets shall not exceed $1,250,000.

          (b) Maintain during each of the periods set forth below, a minimum Net Worth calculated as at the end of each month in such period in an amount which is greater than or equal to the amount set forth opposite such period; PROVIDED THAT the minimum Net Worth that the Borrower is required to maintain shall be increased by the sum of (i) 100% of the net proceeds received by the Borrower for the sale of any equity securities after the date of this Agreement, and (ii) 75% of the amount, if any, by which the Borrower's net after-tax income determined in accordance with GAAP for the fiscal year of the Borrower ending January 31, 1997 exceeds $2,900,000:

          Period                           Minimum Net Worth
          ------                           -----------------

     Date hereof to and including             $39,000,000
          December 30, 1996
     December 31, 1996 to and including       $42,000,000
         December 30, 1997
     December 31, 1997 to and including       $44,500,000
          September 30, 1998

          (c) Maintain on each of the dates set forth below a maximum ratio of Funded Debt to EBITDA determined for the four fiscal quarters of the Borrower ending on such date that is less than or equal to the ratio set forth opposite such date;

          Date                                 Ratio
          ----                                 -----

     January 31, 1997                        3.5 to 1.0
     April 30, 1997                          3.5 to 1.0
     July 31, 1997                           3.5 to 1.0
     October 31, 1997                        3.5 to 1.0
     January 31, 1998                        3.5 to 1.0
     April 30, 1998                          3.5 to 1.0
     July 31, 1998                           3.5 to 1.0

     Section 6.14 NOTIFICATIONS. Promptly after learning thereof, notify the Administrative Agent in writing of the occurrence of (a) any Event of Default or any act, condition or event that with the giving of notice and/or the passage of time would constitute an Event of Default, which notification shall include a statement of the chief executive or financial officer of the Borrower setting forth details of such act, condition or event and the action the Borrower proposes to take with respect thereto; (b) any material adverse change in the business, operations or financial condition of the Borrower; or (c) the pendency or threat of any investigation or material litigation or arbitration and of any tax deficiency or other proceeding before any governmental body or official affecting the Borrower.

     Section 6.15 PRIMARY DEPOSIT RELATIONSHIP. Maintain the Borrower's primary deposit relationship with the Lender and its affiliates.

     Section 6.16 CHANGE IN MANAGEMENT. Immediately notify the Administrative Agent of any change in the senior management (which shall mean vice president or above) of the Borrower.

     Section 6.17 INDEMNITY. The Borrower shall indemnify and hold harmless the Lender and the Administrative Agent and persons or entities owned or controlled by or affiliated with the Lender or the Administrative Agent and their directors, officers, shareholders, partners, employees, consultants and agents (herein individually called an "INDEMNIFIED PARTY," and collectively called "INDEMNIFIED PARTIES") from and against, and reimburse and pay Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages (including, without limitation, actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including, without limitation, attorneys' fees, court costs and legal expenses and consultants' and experts' fees and expenses), of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of (a) any act performed or omitted to be performed hereunder or the breach of or failure to perform any warranty, representation, indemnity, covenant, agreement or condition contained in any of the Loan Documents, (b) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Collateral or the Borrower's performance or obligation under any of the Loan Documents, (c) the Borrower's violation of or failure to comply with any statute, law, rule, regulation or order now existing or hereafter occurring, including, without limitation, environmental laws and statutes, laws, rules, regulations and orders relating to pollutants, contaminants, wastes or hazardous, dangerous or toxic substances, and (d) the Borrower's failure to pay any expense associated with the Loan. Without limiting the generality of the foregoing, it is the intention of the Borrower and the Borrower agrees that the foregoing indemnities shall apply to each Indemnified Party with respect to claims, demands, liabilities, losses, damages (including, without limitation, actual, consequential, exemplary and punitive damages, causes of action, judgments, penalties, fees, costs and expenses (including without limitation, attorneys' fees, court costs and legal expenses and consultants' and experts' fees and expenses) of any and every kind or character, known or unknown, fixed or contingent, that in whole or in part are caused by or arise out of the negligence of such Indemnified Party; however, such indemnities shall not apply to any

Indemnified Party to the extent the subject of that indemnification is caused by or arises out of the gross negligence or willful misconduct of such Indemnified Party. The foregoing indemnities shall not terminate upon release or foreclosure of the Collateral, but shall survive foreclosure of the liens and security interests created by the Loan Documents or conveyance in lieu of foreclosure and the repayment and performance of the Loan and the discharge and release of the liens and security interest created by the other Loan Documents. Any amount to be paid hereunder by the Borrower or for which the Borrower has indemnified an Indemnified Party shall be a demand obligation owing by the Borrower to the Lender or the Administrative Agent and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by the Loan Documents.

     Section 6.18 LANDLORD'S WAIVERS. The Borrower shall deliver to the Administrative Agent a landlord's waiver in form and substance acceptable to the Administrative Agent from the landlord of any premises at which any of the Collateral is located.

     Section 6.19 LOAN EXPENSES. Within five (5) days after demand by the Lender or the Administrative Agent, pay to the Administrative Agent any Loan Expenses incurred by either the Lender or the Administrative Agent.

     Section 6.20 MATERIAL INVENTORY SUPPLIER. Promptly after entering into any agreement with any Material Inventory Supplier or any amendment to any agreement with any Material Inventory Supplier (other than any amendment which adds additional retail locations at which the Borrower is transacting business), provide the Administrative Agent with a copy of such agreement or amendment.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

     Without the Lender's or the Administrative Agent's prior written consent, so long as any or Obligations remain outstanding hereunder, the Borrower will not:

     Section 7.1 FIXED ASSET EXPENDITURES. Make any capital expenditures (as such term is defined in accordance with GAAP) or expenditures for fixed assets in excess of $8,000,000 during any fiscal year of the Borrower.

     Section 7.2 INDEBTEDNESS. Create, incur, permit, assume or suffer to exist any Indebtedness, except (a) the obligations created hereby; (b) Indebtedness created or incurred in the ordinary course of business which constitutes trade payables or obligations other than indebtedness for borrowed money or Indebtedness representing the deferred purchase price of goods, (c) leases which are or should be classified as operating leases in accordance with

GAAP; (d) Manufacturer Payables, (e) the Bond Indebtedness, and (f) the capital leases and term debt described on Schedule7.2 hereto and additional capital leases for store locations entered into in the ordinary course of business.

     Section 7.3 LIENS. Create, incur, permit, assume or suffer to exist any liens on any Collateral not permitted by the Security Agreement.

     Section 7.4 SELL, MERGE, DISPOSE OF ASSETS. Merge or consolidate into or with any other corporation, or permit any other corporation to merge into the Borrower, or dissolve or liquidate, or sell, lease or otherwise dispose of, in a single transaction or a series of related transactions, all or a substantial part of its assets or operating properties or the Collateral.

     Section 7.5 CAPITAL STRUCTURE. Effect any recapitalization, alter or amend its capital structure, or sell, transfer or otherwise convey any or all of the stock of the Borrower the result of which would be to effectuate a change in control of the Borrower.

     Section 7.6 CHANGE OF BUSINESS. Change materially the nature of the business conducted by the Borrower, engage to any material extent in a kind of business materially different from that presently conducted or change the Borrower's fiscal year.

     Section 7.7 LOAN. Make any loan or salary advance to any Person; except loans or salary advances to Borrower's officers, directors, shareholders or employees not in excess of $100,000 in the aggregate outstanding at any one time for all such loans and advances.

     Section 7.8 ERISA COMPLIANCE. Permit any Plan maintained by it to (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code, (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, (c) terminate in a manner which could result in liability to the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate of the Borrower or any ERISA Affiliate of any Subsidiary of the Borrower that exceeds $1,200,000 or in the imposition of a lien on the property of the Borrower pursuant to Section 4068 of ERISA or (d) experience an ERISA Event or any other event or condition that may reasonably be expected to result in liability to the Borrower, any ERISA Affiliate of any Subsidiary of the Borrower, or any ERISA Affiliate of the Borrower or any Subsidiary of the Borrower in an aggregate amount exceeding $1,200,000, or (e) have nonforfeitable accrued benefits with a present value in excess of the fair market value of Plan assets by $1,200,000 or more, all determined as of the most recent actuarial valuation date for each such Plan based upon the actuarial assumptions used by the Plan's actuaries for purposes of determining the funding for the Plan pursuant to Section 412 of the Code. The Borrower will not, and will not permit any Subsidiary of the Borrower or any ERISA Affiliate of either of them to, create or suffer to exist any liability, including, without limitation, liabilities with respect to terminated employees, with respect to a Welfare Plan, if, immediately after giving effect to such liability, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to Welfare Plans for which the Borrower, all Subsidiaries of the Borrower and all ERISA Affiliates thereof are or may become liable in any fiscal year of the Borrower would exceed $1,200,000.

     Section 7.9 DISTRIBUTIONS, DIVIDENDS. Declare, pay, set aside funds for or make any distribution or dividend, in cash or assets or trust, to or for the benefit of the Borrower's shareholders.

     Section 7.10 ASSIGNMENT. Assign or attempt to assign any of its rights or delegate any of its duties under this Agreement or any other Loan Document.

     Section 7.11 USE OF FUNDS. Use funds advanced under this Agreement for any purpose other than for ordinary working capital purposes.

     Section 7.12 ACCOUNTING PROCEDURES. Make a material change in the Borrower's accounting procedures, whether for tax purposes or otherwise, except as may be required by GAAP.

     Section 7.13 BORROWING BASE CONFORMITY. The Borrowing Base shall not at any time include Inventory which the Borrower knows or should know to be other than Acceptable Inventory.

     Section 7.14 SUBSIDIARY OR AFFILIATE. Form or consent to or take part in the formation of any Subsidiary or affiliate.

     Section 7.15 AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Amend or permit any amendments to its Certificate of Incorporation, Bylaws or other governing documents.

     Section 7.16 INVESTMENTS AND NEW BUSINESSES. Make any acquisitions of or capital contributions to or other investments in any Person other than (a) investments in open market commercial paper, maturing within 365 days after acquisition thereof, with a credit rating of at least A-1 or P-1 by either Standard & Poor's Corporation or Moody's Investors Service, Inc., (b) marketable obligations issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, (c) municipal bonds with a credit rating of at least A by either Standard & Poor's or Moody's, and (d) demand deposits, time deposits (including certificates of deposit), and money market accounts.

     Section 7.17 BURDENSOME UNDERTAKINGS. Undertake, or become contractually bound to undertake, any action that is reasonably likely to have a material adverse affect on Borrower or its present or future business, properties, assets, operations or financial condition.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     The occurrence of any one or more of the following events or existence of one or more of the following conditions shall, at the election of the Lender, constitute an Event of Default under this Agreement and all other Loan
Documents:

     Section 8.1 FAILURE TO PAY NOTE. The Borrower shall fail to pay the principal of or interest on the Note, or any installment thereof (whether due on the date provided for therein or by acceleration or otherwise).

     Section 8.2 OTHER OBLIGATIONS. The failure of the Borrower properly to observe or perform any other obligation, covenant or agreement set forth herein, which failure is not cured within 10 days after notice from the Lender or the Administrative Agent.

     Section 8.3 MISREPRESENTATION. Any representation or warranty made by the Borrower to the Lender herein or in connection with the making of the Loan, or in any certificate, statement or report made pursuant to this Agreement is false, misleading or erroneous in any material respect.

     Section 8.4 DEFAULT UNDER LOAN DOCUMENTS. The occurrence of any default by the Borrower, or the occurrence of any event or circumstance defined as an event of default, under any of the Loan Documents, not cured within the applicable cure period, if any, set forth therein.

     Section 8.5 BANKRUPTCY. The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors; file a petition in bankruptcy; be adjudicated insolvent or bankrupt or admit in writing the inability to pay debts as they mature; petition or apply to any tribunal for the appointment of a receiver of any trustee or similar officer for the Borrower or a substantial part of the assets of the Borrower; or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower that remains undismissed for a period of sixty (60) days or more; or the Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding, or the appointment of a receiver of or any trustee or similar officer for the Borrower, or the Collateral or any substantial part of any of the properties of the Borrower, or shall suffer any such receivership or trusteeship to continue undischarged for a period of thirty days or more; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the

Borrower, and such judgment, writ or similar process shall not be released, vacated or fully bonded within sixty days after its issue or levy.

     Section 8.6 INDEBTEDNESS. The Borrower shall fail to pay when due the principal or interest on any Indebtedness of the Borrower in excess of $250,000 in the aggregate, or a default by the Borrower in the observance or performance of any term, covenant or agreement of the Borrower in any agreement relating to any indebtedness of the Borrower, and the passage of any period of grace with respect thereto, the effect of which default is to permit the holder of such indebtedness to declare the same due prior to the date fixed for its payment under the terms thereof.

     Section 8.7 LOAN DOCUMENTS. This Agreement or any Loan Document shall at any time for any reason cease to be in full force and effect.

     Section 8.8 CONTEST LOAN DOCUMENTS. The Borrower shall contest the validity or enforceability of, or deny that it has any or further liability or obligations under, this Agreement or any Loan Document.

     Section 8.9 MATERIAL ADVERSE CHANGE. There shall occur a material adverse change, as reasonably determined by the Lender acting in good faith, in the condition, value or marketability of the Collateral or in the financial condition of the Borrower.

     Section 8.10 LITIGATION. The commencement of any litigation or proceeding which may reasonably be expected, in the good faith determination of the Lender, to materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Documents, which has not been dismissed within 120 days after filing.

     Section 8.11 JUDGMENTS. The entry of a final judgment against the Borrower in excess of $250,000 which shall not be discharged or execution thereon stayed pending appeal or, in the event of such stay, such judgment shall not be discharged immediately after such stay expires.

      Section 8.12 ERISA. Any ERISA Event shall have occurred with respect to a Plan and, thirty days after notice thereof shall have been given to the Borrower by the Lender or the Administrative Agent (i) such ERISA Event shall still exist and (ii) in the case of an ERISA Event described in clauses (a),
(e), (f), (i) and (j) of the definition of ERISA Event, the sum (determined as of the date of occurrence of such ERISA Event) of the insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist is equal to or greater than $1,200,000.

     Section 8.13 SECURITY INTEREST. Borrower shall grant or permit the manufacturer, supplier, vendor or distributor of any of Borrower's Inventory or any other Party to have any security interest in any of Borrower's Inventory, including, without limitation, any purchase money security interest.

     Section 8.14 QUALIFIED OPINION. The auditor's opinion accompanying the audited financial statements provided by the Borrower pursuant to Section 6.7 shall contain any qualifications not acceptable to the Administrative Agent in its reasonable discretion.

                                   ARTICLE IX

                                    REMEDIES

     Section 9.1 RIGHT TO ACCELERATE. Upon the occurrence of any Event of Default and at any time thereafter during the continuance thereof, the Lender shall be under no further obligation to make Advances of the Loan hereunder or take any other action with respect to this Agreement, and all amounts advanced under the Loan shall, at the option of the Lender, bear interest from the date of such Event of Default at the Default Rate of interest. Upon the occurrence of an Event of Default, the Loan with all accrued interest and other amounts payable hereunder, shall, at the option of the Lender during the continuance of such Event of Default, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower. Except as set forth in the preceding sentence, the Lender may declare a default under all other Loan Documents, and the Administrative Agent or the Lender (as applicable) may proceed with every remedy available at law or in equity or provided for herein or in any other Loan Documents, and all expenses incurred by the Lender or the Administrative Agent (including, but not limited to, reasonable attorneys' fees and disbursements) in connection with any remedy shall be deemed Obligations of the Borrower to the Lender and a part of the Obligations owed by the Borrower to the Lender hereunder.

     Section 9.2 NO WAIVER; REMEDIES CUMULATIVE. No delay or failure of the Lender or the Administrative Agent in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of the right by the Lender or the Administrative Agent, and no exercise or partial exercise or waiver of any right or remedy shall be deemed a waiver of any further exercise of such right or remedy or of any other right or remedy that the Lender or the Administrative Agent may have. The enforcement of any rights of the Lender or the Administrative Agent as to any security for the Loan shall not affect the rights of the Lender to enforce payment of the Loan and to recover judgment for any portion thereof remaining unpaid. The rights and remedies herein expressed are cumulative and not exclusive of any right or remedy that the Lender or the Administrative Agent shall otherwise have.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

      Section 10.1 APPOINTMENT. The Lender hereby irrevocably designates and appoints the Administrative Agent as its agent under this Agreement and the other Loan Documents, and irrevocably authorizes the Administrative Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

      Section 10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely on advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to the Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by them, provided that the Administrative Agent selects such agent or attorney-in-fact with reasonable care.

     Section 10.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable to Lender for any action lawfully taken or omitted to be taken by it or such Person or entity under or in connection with this Agreement or any other Loan Document (except for its or such Person's or entity's own gross negligence or willful misconduct), or (b) responsible in any manner to the Lender for any recitals, statements, representations or warranties made by Borrower or any representative thereof or any other Person contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connect on with this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Note or any other Loan Document or for any failure of Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to the Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

     Section 10.4 RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon
(a) any writing, resolution, notice,
consent, certificate, affidavit, letter, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, (b) advice and statements of legal counsel (including, without limitation, counsel to the Borrower), (c) independent accountants and (d) other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lender (except as otherwise expressly provided herein) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Note and the other Loan Documents in accordance with a request of the Lender (except as otherwise expressly provided herein), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lender and all future holders of the Note.

      Section 10.5 INDEMNIFICATION. The Lender agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Note) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted the Administrative Agent under or in connection with any of the foregoing; PROVIDED THAT the Lender shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Note and all other amounts payable hereunder.

     Section 10.6 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its affiliates may participate in the Loan and make loans to, accept deposits from and generally engage in any kind of business with Borrower as though it was not an Administrative Agent, hereunder and under the other Loan Documents.

                                   ARTICLE XI

                           RIGHTS AND DUTIES OF LENDER

     Section 11.1 ASSIGNMENTS AND PARTICIPATIONS. The Lender shall be entitled at any time, and from time to time, to grant a participation interest in portions of its interest in the Loan provided that the Lender shall continue to act on behalf of itself and all participants hereunder and such participants' interests in the Loan and the Loan Documents shall be confined solely to the contractual relationship between the Lender and its participants and such participants shall not be deemed a direct Lender hereunder, or to sell an assignment of the Loan; provided, however, that no such participation or sale of an assignment (other than the first three such participations) shall result in any additional expense to the Borrower or shall alter any of the rights or obligations of the Borrower hereunder. The Borrower acknowledges that the Lender intends to sell participating interests in the Loan and the Loan Documents and may sell an assignment of the Loan and agrees to cooperate with the Lender in the sale of any such participating interests or assignment.

      Section 11.2 RELIANCE UPON ATTORNEYS. The Lender and the Administrative Agent may rely upon advice received from time to time from attorneys, experienced as bank counsel, and any action taken by the Lender or the Administrative Agent upon the basis (if any such advice shall be deemed to be reasonable.

     Section 11.3 ACCEPTANCE AND CONSENT BY THE LENDER. Unless otherwise indicated herein, the phrases "acceptable to the Lender," and "as the Lender may require" or other similar phrases used in this Agreement, shall mean acceptable to the Lender, in its sole and absolute discretion and as the Lender, may require in its sole and absolute discretion. In addition, any consent by or other action required by the Lender or the Administrative Agent hereunder or under any other Loan Document or any discretion to be rendered by the Lender or the Administrative Agent hereunder or under any other Loan Document shall be in the Lender's or the Administrative Agent's sole and absolute discretion unless otherwise indicated.


                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.1   COMMUNICATION.

          (a) Any notice, request, demand, consent, approval or other communication required or permitted hereunder to be given by the Borrower to the Lender or the Administrative Agent shall be in writing and shall be deemed to have been given when personally delivered, when delivered if by overnight delivery service or three days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Lender or the Administrative Agent at the address adjacent to such party's name on the signature page hereto.

          (b) Any notice, request, demand, consent, approval or other communication required or permitted hereunder to be given to the Borrower shall be deemed to have been given when personally delivered, when delivered if sent by overnight delivery service, or three days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Borrower at the address adjacent to Borrower's name on the signature page hereto.

          (c) Any party may change its address for purposes of receipt of any such communication by giving ten (10) days' prior written notice of such change to the other parties in the manner above prescribed.

     Section 12.2 SEVERABILITY. In the event any provision of this Agreement or any other Loan Document shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof, nor affect the validity or enforceability of such provision in any other jurisdiction.

     Section 12.3 WAIVERS. No course of dealing on the part of any Lender or the Administrative Agent, or the officers, employees, consultants or agents thereof, nor any failure or delay by the Lender or the Administrative Agent with respect to exercising any right, remedy, power or privilege under any Loan Document or at law or in equity shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, remedy, power or privilege. No waiver or consent shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 12.4 CUMULATIVE RIGHTS. The enforcement of any rights of the Lender as to any security for the Loan shall not affect the Lender's rights to enforce payment of the Loan and to recover judgment for any portion thereof remaining unpaid. The rights and remedies herein expressed are cumulative and not exclusive of any right or remedy that the Lender, shall otherwise have.

     Section 12.5 RIGHT OF SETOFF. The Borrower hereby confirms the Lender's rights of banker's lien and setoff and nothing in this Agreement, or any other Loan Document shall be deemed a waiver, limitation or prohibition of such right of banker's lien or setoff.

     Section 12.6 COLORADO LAW. The substantive law of Colorado shall govern all the terms, conditions and interpretations of the Loan, this Agreement and all other Loan Documents.

     Section 12.7 VENUE AND JURISDICTION. In the event of litigation concerning the Loan, this Agreement or any other Loan Documents, the parties hereto agree that the exclusive venue and place of jurisdiction shall be the State of Colorado, City and County of Denver, including the United States District Court for the District of Colorado.

     Section 12.8 ASSIGNMENT. The Borrower may not assign any of its rights hereunder without the prior written consent of the Lender. Any assignment without such consent shall be void and shall constitute a default hereunder. Subject to Section 11.1, the Lender may sell, assign, transfer or grant participations in all or any part of the Loan without the prior written consent of the Borrower.

     Section 12.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Borrower the Administrative Agent and the Lender and their respective successors and assigns.

     Section 12.10 HEADINGS. The paragraph headings herein are for convenience only and shall not affect the construction hereof.

     Section 12.11 THIRD-PARTY BENEFICIARY. This Agreement and all instruments, documents or agreements executed pursuant hereto are not intended to benefit any person other than the Borrower and the Lender.

     Section 12.12 ENTIRE AGREEMENT. This Agreement and the other Loan Documents contain the entire agreement between the Borrower, the Lender and the Administrative Agent with respect to the subject matter contained herein and therein, and supersede and cancel any prior agreement or understanding, oral or written, with respect to such subject matter.

     Section 12.13 CONFLICT. In the event of a conflict between the terms, covenants and conditions stated herein and those stated in any other Loan Document, this Agreement shall govern.

     Section 12.14 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and of the Note, regardless of any investigation at any time made by the Lender or on any of their behalf. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower hereunder or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Borrower hereunder.

     Section 12.15 EXECUTED COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

     Section 12.16 WAIVER OF JURY TRIAL. The Borrower, the Lender and the Administrative Agent hereby waive any right either may have to a jury trial in the event of litigation concerning the Loan, this Agreement, or any other Loan Document.

     Section 12.17 NO ORAL AGREEMENTS. This document and all other documents relating hereto constitute a credit agreement under C.R.S. Section 38-10-101 et seq. which represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreement between the parties.

     Section 12.18 AMENDMENTS. This Agreement may be amended only by a written agreement executed by the Borrower, the Lender and the Administrative Agent.

                                   BORROWER:

                                   ULTIMATE ELECTRONICS, INC., a
                                   Delaware corporation
                                   By:  /s/ David J. Workman
                                       -----------------------------------------
                                        David J. Workman, President

                                   By:  /s/ Alan Kessock
                                       -----------------------------------------
                                        Alan Kessock, Vice President, Finance
                                        and Administration

                                   321A W. 84th Avenue
                                   Thornton, Colorado 80221

                                   LENDER:

                                   NORWEST BANK COLORADO, NATIONAL
                                   ASSOCIATION, a National Banking Association


                                   By:  /s/ Karen I. Hardy
                                       -----------------------------------------
                                        Karen I. Hardy, Vice President
                                        1740 Broadway
                                        Denver, Colorado  80274-8673
                                        Attention:  Karen I. Hardy


                                   ADMINISTRATIVE AGENT:

                                   NORWEST BUSINESS CREDIT, INC.,
                                   a Minnesota corporation

                                   By:  /s/ David Larsen
                                       -----------------------------------------
                                        David Larsen, Vice President
                                        1740 Broadway
                                        Denver, Colorado 80274-8625

                                    EXHIBIT A
                    (Attached to and forming a part of Credit
                Agreement between Ultimate Electronics, Inc. and
                        Norwest Business Credit, Inc. and
                  Norwest Bank Colorado, National Association)

                           BORROWING BASE CERTIFICATE

     This Borrowing Base Certificate is delivered pursuant to the terms of a Credit Agreement ("Credit Agreement") dated November _____, 1996, between Ultimate Electronics, Inc. ("Borrower") and Norwest Business Credit, Inc. and Norwest Bank Colorado National Association in connection with a revolving line of credit in the maximum amount of $35,000,000 from the Lender to Borrower. All capitalized terms used but not defined herein shall have the meaning given them in the Credit Agreement.


BORROWING BASE

     DATE
     Gross Inventory
     Less: Unearned Discounts ______________________
     Net Inventory

     INELIGIBLES:
     Defectives (Loc #82)
     Free Goods (GL)
     Factory Returns (Loc#81)
     Variance Reserve (GL)
     Excess Discontinued Inv.
     Excess Restricted Inv.   ______________________

     Total Ineligibles   ______________________

     Advance Rate:                          70%


       Borrowing Base                          _____________________
       Loan Outstanding                        _____________________
       Excess                                  _____________________

     RESTRICTED ITEMS:

     DISCONTINUED INVENTORY:
     Audio (Dept#12)
     Video (Dept#24)
     Television (Dept# 28)
     Car (Dept# 32)
     Portables (Dept# 42)
     Home Office (Dept# 52)
     Computer (Dept # 57)     ______________________
     Total Discontinued

      LIMIT:  12% NET INVENTORY
     ----------------------------------------------------------
      EXCESS DISCONTINUED INVENTORY


     OTHER RESTRICTED INVENTORY:
     Service/Parts (Loc#s 70-75 & 79)
     Cellular Phones (Dept #35)
     Promotion Items (Dept# 69)
     3rd Party Warranty (Dept# 71)
     Custom Items (Dept#65)   ______________________
     Total Other Restricted Items


      LIMIT: 12% NET INVENTORY
     ----------------------------------------------------------
      EXCESS OTHER RESTRICTED INVENTORY


     The undersigned, as an authorized officer or representative of Borrower, hereby certifies that (1) all information set forth in this Borrowing Base Certificate is true and correct in all material respects, (2) all Acceptable Inventory (as defined in the Credit Agreement) is not subject to any lien, security interest or encumbrance except those in favor of the Lender, (3) that Borrower is in compliance of all of the terms and conditions of the Credit Agreement and that there is no Event of Default (as defined in the Credit Agreement) or event that, with notice or the passage of time, or both, would constitute an Event of Default under the Credit Agreement, and (4) all the representations and warranties set forth in the Credit Agreement are true and correct as of the date hereof.

                                             ULTIMATE ELECTRONICS, INC.


                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                    EXHIBIT B

             (Attached to and forming a part of the Credit Agreement
      between Ultimate Electronics, Inc. and Norwest Business Credit, Inc.
                and Norwest Bank Colorado, National Association)


                               COVENANT COMPLIANCE

This Compliance Certificate is delivered pursuant to the terms of a Credit Agreement ("Credit Agreement") dated November _____, 1996 between Ultimate Electronics, Inc. ("Borrower"), Norwest Business Credit, Inc. and Norwest Bank Colorado, National Association, in connection with a revolving line of credit in the maximum amount of $35,000,000 from the Lender to Borrower. All capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

The following is based on Borrower's Financial Statements dated as of ______________ __, 199_. All covenant calculations herein are made in accordance with the terms and conditions of Section 6.13 of the Credit Agreement.

                               COVENANT COMPLIANCE

                                              Actual      Required

Current Ratio
      Current Assets                          $
      Current Liabilities                      -------    $
              Ratio                                        -------
                                                  :       1.1:1.0
                                              --- ---     --------

Net Worth                                     $           $
                                               -------     -------

Funded Debt to EBITDA
        Funded Debt                           $
        EBITDA                                 -------
                                              $
                                               -------
               Ratio                             :            :
                                              --- ---     --------
Capital Expenditures                          $           $8,000,000
                                               -------


The undersigned, as chief financial officer of Borrower, hereby certifies that
(1) all information set forth in this Compliance Certificate is true, complete and correct in all material respects, (2) that Borrower is in compliance of all the terms and conditions of the Credit Agreement and that there is no Event of Default or event that with notice or the passage of time might constitute an Event of Default, (3) Borrower is in compliance with all of the covenants set forth in the Credit Agreement, and (4) all of the representations and warranties set forth in the Credit Agreement are true and accurate as of the date of this certificate.

                                             ULTIMATE ELECTRONICS, INC.


                                             By:________________________________
                                             Name:______________________________
                                             Chief Financial Officer

                                    EXHIBIT C

             (Attached to and forming a part of the Credit Agreement
      between Ultimate Electronics, Inc. and Norwest Business Credit, Inc.
                and Norwest Bank Colorado, National Association)

                               REQUEST FOR ADVANCE

This Request for Advance is given pursuant to Section 2.09 of that certain Credit Agreement, dated as of November _____, 1996, as the same may have been amended to the date hereof (the "Credit Agreement"), between Ultimate Electronics, Inc. ("Borrower"), Norwest Business Credit, Inc. and Norwest Bank Colorado, National Association. Terms defined in the Credit Agreement are used herein with the same meanings.



The Borrower hereby gives the Lender irrevocable notice that Borrower requests an Advance under the Credit Agreement as follows:

     1. Date of Advance. The requested date of the proposed Advance is ___________ __, 19_, which is a Business Day and which complies with the provisions of the Credit Agreement.

     2.   Details of Advance.

          (a) Amount of Advance. The requested aggregate amount of the proposed Advance is: $_________________.

          (b) Type of Advance and Interest Period. The requested type of Advance and Interest Period (if applicable) for the proposed Advance is (check
(A) or (B) as applicable):

               [ ] (A) A LIBOR Rate Advance for an Interest Period of (check one, as applicable):

                    [ ]  One month

                    [ ]  Two months

                    [ ]  Three months

               [ ]  (B)  A Base Rate Advance.

          If the LIBOR Rate is selected, Borrower hereby represents that there are currently no more than two Interest Periods to which the LIBOR Rate applies.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance, before and after giving effect the proposed Advance:

          (a) All conditions precedent under the Credit Agreement to the making of the proposed Advance are satisfied;

          (b) All representations and warranties contained in the Credit Agreement and in the Loan Documents are true on the date of this requested Advance as if then given, and Borrower has performed or observed all terms, agreements, conditions and obligations under the Credit Agreement and under the Loan Documents to be performed or observed on or prior to the date of this requested Advance.

          (c) No Event of Default or event that with the notice or the passage of time could constitute an Event of Default has occurred and is continuing or will result from the making of the requested Advance.

          (d) Since the date of the most recent Advance preceding this Request for Advance (or, if this is the first Request for Advance, the date of the Credit Agreement), there has been no material adverse change in the business, financial position or results of operations of Borrower.

     Dated:  ______________________ __, 19__.

                                             ULTIMATE ELECTRONICS, INC.


                                             By:________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                 FIRST AMENDMENT
                                       TO
                                CREDIT AGREEMENT


     This First Amendment is made this ____ day of February, 1997, by and between ULTIMATE ELECTRONICS, INC., a Delaware corporation (the "Borrower"), NORWEST BANK COLORADO, NATIONAL ASSOCIATION (the "Lender") and NORWEST BUSINESS CREDIT, INC, a Minnesota corporation, as administrative agent for the Lender (the "Administrative Agent").

                                    RECITALS

     The Borrower, the Lender and the Administrative Agent entered into a Credit Agreement dated as of November 21, 1996 (the "Credit Agreement").

     The Borrower has requested that the Lender change certain affirmative covenants in the Credit Agreement and the Lender is willing to do so on the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

     1. Section 6.7 of the Credit Agreement is hereby amended by amending subsection (d) thereof to read in its entirety as follows:

     "(d) MONTHLY ACCOUNTS PAYABLE AGING. Within thirty (30) days after the end of each fiscal year, deliver to the Administrative Agent a copy of a summary of the Borrower's internally prepared monthly accounts payable aging for the applicable month and such additional information as the Administrative Agent may reasonably request from time to time, provided, however, that if excess Borrowing Base availability is less than or equal to $2,500,000, the Borrower shall deliver a complete copy of the Borrower's internally prepared monthly accounts payable aging."

     2. Section 6.7 of the Credit Agreement is hereby further amended by amending subsection (e) thereof to read in its entirety as follows:

     "(e) BORROWING BASE CERTIFICATE. Within thirty (30) days after the end of each fiscal month, deliver to the Administrative Agent a Borrowing Base Certificate and an Inventory Report (with such supporting schedules as the Administrative Agent may request) signed by the chief financial officer or other officer of the Borrower satisfactory to the Administrative Agent, provided, however, that if excess Borrowing Base availability is less than or equal to $2,500,000, the Borrower shall deliver the Borrowing Base Certificate to the Administrative Agent on a weekly basis. Notwithstanding the foregoing, the Borrower shall deliver a Borrowing Base Certificate more frequently than otherwise provided herein at the request of the Administrative Agent."

     3. Except as specifically amended hereby, the Credit Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

                                   ULTIMATE ELECTRONICS, INC.


                                   By:__________________________________________
                                   Its:_________________________________________


                                   NORWEST BANK COLORADO, NATIONAL ASSOCIATION


                                   By:__________________________________________
                                   Its:_________________________________________


                                   NORWEST BUSINESS CREDIT, INC.


                                   By:__________________________________________
                                   Its:_________________________________________

                                SECOND AMENDMENT
                                       TO
                                CREDIT AGREEMENT


     This Second Amendment is made this 11th day of March, 1997, by and between ULTIMATE ELECTRONICS, INC., a Delaware corporation (the "Borrower"), NORWEST BANK COLORADO, NATIONAL ASSOCIATION (the "Lender") and NORWEST BUSINESS CREDIT, INC, a Minnesota corporation, as administrative agent for the Lender (the "Administrative Agent").

                                    RECITALS

     The Borrower, the Lender and the Administrative Agent entered into a Credit Agreement dated as of November 21, 1996, as amended (the "Credit Agreement").

     The Borrower has requested that the Lender change certain affirmative covenants in the Credit Agreement and waive certain defaults. The Lender is willing to do so on the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

     1. Section 6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section 6.13  FINANCIAL COVENANTS.  Maintain the following:

          (a) A ratio of current assets to the sum of current liabilities plus the aggregate outstanding balance under the Loan of at least 1.10 to 1.00 computed monthly as at the end of each month. Current assets and current liabilities shall be calculated in accordance with GAAP. For purposes of this
Section 6.13(a), prepaid expenses and stockholder receivables included in the calculation of current assets shall not exceed $1,250,000.

          (b) Maintain during each of the periods set forth below, a minimum Net Worth calculated as at the end of each month in such period in an amount which is greater than or equal to the amount set forth opposite such period; PROVIDED THAT the minimum Net Worth that the Borrower is required to maintain shall be increased by the sum of 100% of the net proceeds received by the Borrower for the sale of any equity securities after the date of this Agreement:

          Period                                  Minimum Net Worth
          ------                                  -----------------

     February 28, 1997 to and including               $41,000,000
          November 30, 1997

     December 1, 1997 to and including                $43,000,000
         January 31, 1998

          (c) Maintain on each of the dates set forth below a maximum ratio of Funded Indebtedness to EBITDA determined for the four fiscal quarters of the Borrower ending on such date that is less than or equal to the ratio set forth opposite such date:

          Date                                           Ratio
          ----                                           -----

     April 30, 1997                                    4.0 to 1.0
     July 31, 1997                                     4.0 to 1.0
     October 31, 1997                                  3.5 to 1.0
     January 31, 1998                                  3.0 to 1.0

     2. The Lender hereby waives any default or Event of Default of the Borrower, occurring on or prior to January 31, 1997 under the Financial Covenants in Section 6.13(b) and 6.13(c) of the Credit Agreement as of the date any such default or Event of Default occurred.

     3. Except as specifically amended hereby, the Credit Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

                                             ULTIMATE ELECTRONICS, INC.


                                             By:   /s/ [Illegible]
                                                  ------------------------------
                                             Its:   Vice President
                                                  ------------------------------

                                             NORWEST BANK COLORADO, NATIONAL
                                             ASSOCIATION


                                             By:   /s/ [Illegible]
                                                  ------------------------------
                                             Its:   Vice President
                                                  ------------------------------

                                             NORWEST BUSINESS CREDIT, INC.


                                             By:   /s/ [Illegible]
                                                  ------------------------------
                                             Its:  Assistant Vice President
                                                  ------------------------------


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